Exhibit 2(a)(6)

                        ASSIGNMENT OF FACTORING PROCEEDS
                          (No Advances or Ledger Debt)

         Texfi Industries, Inc., a Delaware corporation (the "Debtor") assigns to NationsBank, N.A., a national banking association, as Agent (the "Agent") for the ratable benefit of itself, NationsBanc Commercial Corporation, as Disbursing Agent (the "Disbursing Agent"), and the financial institutions (the "Lenders") as are, or may from time to time become, parties to the Credit Agreement dated of even date herewith between the Agent, the Disbursing Agent and the Lenders (together with any modifications, substitutions, supplements, amendments, renewals or restatements thereof, the "Credit Agreement") and grants to the Agent a security interest in all funds now or hereafter payable to the Debtor by ________________________ (the "Factor") pursuant to the Factoring Agreement dated ______________, 19___ between the Debtor and the Factor or any modifications, substitutions, supplements, amendments, renewals or restatements thereof (the "Factoring Agreement").

         The Agent understands that the amount of funds, if any, that may be payable at any time to the Debtor pursuant to the Factoring Agreement is uncertain. Further, this Assignment is subject to and shall not affect any rights of the Factor under the terms and conditions of the Factoring Agreement or any other agreement between the Factor and the Debtor, or applicable law, with respect to any matter whatsoever including the right to "charge back" to the Debtor's account any disputed invoices and other items and sums. Any credit balance shown on any statement of account is provisional only and is subject to such charges.

         The Debtor hereby authorizes the Factor, and the Factor agrees, to provide (i) to the Disbursing Agent, copies of the monthly factoring statement plus interim reports and such other information as the Disbursing Agent may request from time to time and (ii) to the Agent, a copy of the monthly detailed ageing and such other information as the Agent may request from time to time.

         The Debtor hereby directs the Factor to pay to the Disbursing Agent for the benefit of the Agent, and the Factor agrees to pay to the Disbursing Agent, such sums as the Factor in its discretion determines to be payable to the Debtor from time to time pursuant to the Factoring Agreement. Such payment shall be for the account of the Debtor. The Factor is hereby authorized to recognize the Agent's claim to rights hereunder without investigating the reason for any action taken by the Agent or the validity or the amount of obligations of the Debtor to the Agent, the Lenders or the Disbursing Agent.

         This Agreement cannot be terminated by the Debtor or the Factor but only upon the Factor's receipt of a written termination notice from the Agent. Such notice shall be sent by certified mail, return receipt requested, to:






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         Until this Agreement is terminated pursuant to the preceding paragraph, the Debtor agrees that it will not (i) borrow from or obtain any loan, secured or unsecured, from the Factor, nor take any advance or anticipated payment against any monies due under the Factoring Agreement, (ii) have the Factor guarantee any amount due or to become due from the Debtor to any third party, or
(iii) have the Factor open any letters of credit on behalf of the Debtor. The Factor agrees that it will not extend any such accommodations to the Debtor and further agrees that it will not deduct or set off against amounts payable to the Debtor under the Factoring Agreement sums owing the Factor and arising from the Debtor's purchases from other of the Factor's clients.

         The Factor agrees to notify the Agent in writing of the sending by the Factor to the Debtor of any notice of termination of the Factoring Agreement. The terms of this Agreement may not be altered except by a written agreement signed by the Debtor, the Factor and the Agent.

         The Agent warrants and represents to the Factor that it holds a first priority perfected security interest in the funds assigned hereunder for the ratable benefit of itself, the Lenders and the Disbursing Agent and that the Disbursing Agent for the benefit of the Agent is entitled to receive all amounts otherwise available to the Debtor pursuant to the Factoring Agreement. The Agent hereby agrees to indemnify and to hold the Factor harmless from any and all liability or expense which may be incurred by reason of the Factor's recognition of the assignment and security interest herein contained and its remittances to the Disbursing Agent as herein provided. This indemnity shall survive termination of this Assignment.

         The Agent agrees that any interest that it may have in the Debtor's now existing and hereafter created accounts, instruments, contract rights, chattel paper, documents, general intangibles and the proceeds thereof, which are specifically assigned to the Factor and all returned, reclaimed and repossessed goods relating thereto (the "Factor Collateral"), shall be and hereby is made subordinate to the interest of the Factor therein. The Agent agrees that its subordination hereunder shall survive termination of this Agreement and shall remain in full force and effect until all obligations of the Debtor to the Factor have been satisfied in full. The Agent further agrees that until all of the obligations of the Debtor to the Factor have been satisfied in full, it will not enforce its security interest in the Factor Collateral, nor will it attach, levy upon, execute against, exercise any rights, assert any claim or interest, take any action, or institute any proceedings with respect thereto.

         The Factor agrees that any interest it may have in the Debtor's now existing and hereinafter created accounts, instruments, contract rights, chattel paper, documents, general intangibles and the proceeds thereof, which are not Factor Collateral and which do not arise from the sale of goods or rendition of services to customers who are account debtors on the Factor Collateral, and all returned, reclaimed and repossessed goods relating thereto (the "Agent Collateral"), shall be and herein is made subordinate to the interest of the Agent therein. The Factor agrees that its subordination hereunder shall survive termination of this Agreement and shall remain in full force and effect until all obligations of the Debtor to the Agent, the Lenders and the Disbursing Agent under the Credit Agreement have been satisfied in full. The Factor further agrees that until all of the obligations of the Debtor to the Agent, the Lenders and the Disbursing Agent under the Credit Agreement have been satisfied in full, it will not enforce its

                                                        -2-

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security  interest  in the Agent  Collateral,  nor will it  attach,  levy  upon, execute against, exercise any rights, assert any claim or interest, take any action, or institute any proceedings with respect thereto.

         The subordination and relative priority agreements set forth herein are expressly conditioned upon the non-avoidability and perfection of the interest to which another interest is subordinated and if the interest to which another interest is subordinated is not perfected or is voidable for any reason, then the subordination provided for herein shall not be effective as to that particular property.

         The validity, interpretation and enforcement of this Agreement shall be governed by the laws of Georgia. This Agreement shall bind and benefit the parties and their respective successors and assigns. There are no third party beneficiaries to this Agreement other than the Lenders and the Disbursing Agent.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the 15th day of March, 1996.

                                           Texfi Industries, Inc.


                                           By:
                                                             (Title)
                                                             [SEAL]

ACCEPTED AND AGREED:

NationsBank, N.A., as Agent


By:
                       (Title)





By:
                        (Title)



                                                        -3-

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